EXHIBIT (9)

                          Opinion & Consent of Counsel


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     To Whom It May Concern:

         I hereby consent to the reference to my name under the caption "Legal Matters" in the Prospectus contained in Post-Effective Amendment No. 5 to the Registration Statement on Form N-4 (File No. 333-31320) filed by Phoenix Life Variable Accumulation Account with the Securities and Exchange Commission under the Securities Act of 1933.

     As Counsel to the depositor, I am familiar with the variable annuity, Phoenix Retirement Planner's Edge for New York, which is the subject of this Form N-4 registration statement.

     In connection with this option, I have reviewed the contracts, the registration statement, the charter and by-laws of the company, relevant proceedings of the Board of Directors, and the provisions of New York insurance law relevant to the issuance of the contracts.

     Based upon this review, I am of the opinion that the contracts, when issued, will be validly issued, and will constitute a legal binding obligation of Phoenix Life Insurance Company.

     Very truly yours,


     /s/ Richard J. Wirth
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     Richard J. Wirth, Counsel
     Phoenix Life Insurance Company

     Dated:  April 29, 2002